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                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 14, 2002 (except with respect to the matter discussed in Note 10, as to which the date is January 23, 2002) included in Correctional Properties Trust's Form 10-K for the year ended December 31, 2001 and to all references to our Firm incorporated by reference in this registration statement.

/s/ ARTHUR ANDERSEN LLP

West Palm Beach, Florida
         June 12, 2002